CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the stock split described in Note 16 as to which the date is January 3, 2013, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in InspireMD, Inc.'s Transition Report on Form 10-KT/A for the six-month period ended June 30, 2012 and the three years ended December 31, 2011. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
May 24, 2013	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il